Exhibit 99.1

                           Certification Pursuant to
            Sections 302 and 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Buyers United, Inc. ("Company") on Form 10-QSB for the quarter ended June 30, 2002 ("Report"), each of the Chief Executive Officer and Chief Financial Officer of the Company whose names appear below certifies pursuant to 302 and 906 of the Sarbanes-Oxley Act of 2002, for himself that, to the best of his knowledge:

  1. The Report has been read and reviewed by the undersigned;

  2. The Report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to makes the statements made, in light of the circumstances under which such statements were made, not misleading; and

  3. The financial statements, and other such financial information included in the Report, fairly present the financial condition and results of operations of the Company as of and for the period ended June 30, 2002.

Each of said officers further affirms that:

  1. The Chief Executive Officer and Chief Financial Officer are responsible for establishing and maintaining a system of internal accounting controls, subject to the approval and supervision of the Audit Committee and Board of Directors. The Company's system of internal accounting controls is designed to assure, among other items, that material information relating to the Company and its consolidated subsidiaries is made known on a timely basis to the Chief Executive Officer and Chief Financial Officer.

  2. He has evaluated the effectiveness of the Company's internal controls as of July 31, 2002, and has concluded that such controls are operating, as of such date, in a manner reasonably required to enable management to receive all material information necessary to produce financial statements that present fairly the financial condition, results of operations and cash flows of the Company for the respective periods presented in its periodic reports filed with the Securities and Exchange Commission. He has not identified as of July 31, 2002, any significant deficiencies or material weaknesses in the design or operation of the Company's internal controls to disclose to the Company's Audit Committee or independent auditors.

  3. He has not identified any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's system of internal controls to disclose to the Company's Audit Committee or independent auditors.

  4. There have been no significant changes in the Company's system of internal accounting controls or in other factors that could significantly affect the Company's system of accounting controls from July 31, 2002, to the date the Report is filed with the Securities and Exchange Commission.



/s/ Theodore Stern                               /s/ Paul Jarman
    -----------------------                          -----------------------
    Theodore Stern                                   Paul Jarman
    Chief Executive Officer                          Chief Financial Officer
    Dated: August 13, 2002                           Dated: August 13, 2002